Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 9, 2001 accompanying the financial statements of Earth Sciences, Inc. to Form S-8 Registration Statement deemed effective June 10, 1997, File No. 333-28851, Form S-8 Registration Statement deemed effective February 4, 1999, File No. 333-71789, Form S-8 Registration Statement deemed effective September 10, 1999, File No. 333-86885, Form S-8 Registration Statement deemed effective December 10, 1999, File No. 333-92567, Form S-8 Registration Statement deemed effective March 2, 2000, File No. 333-31454, Form S-8 Registration Statement deemed effective April 26, 2000, File No. 333-35614, Form S-8 Registration Statement deemed effective November 15, 2000, File No. 333-50014, Form S-8 Registration Statement deemed effective March 12, 2001, File No. 333-56876, Form S-3 Registration Statement declared effective July 23, 1997, File No. 333-25465, Form S-3 Registration Statement declared effective September 22, 1997, File No. 333-35135, Form S-3 Registration Statement declared effective February 25, 1998, File No. 333-46199, Form S-3 Registration Statement declared effective February 25, 1998, File No. 333-62173 and Form S-3 Registration Statement declared effective September 24, 1999, File No. 333-76081 and Form S-3 Registration Statement declared effective February 2, 2000, File No. 333-93075 of Earth Sciences, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in such Registration Statements.

/s/  Hein + Associates LLP
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     HEIN + ASSOCIATES LLP

Denver, Colorado
March 28, 2001